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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 12, 2004

                                CYTRX CORPORATION

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



              000-15327                                   58-1642740
       (COMMISSION FILE NUMBER)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

   11726 SAN VICENTE BLVD., SUITE 650,                      90049
          LOS ANGELES, CA                                 (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (310) 826-5648
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




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                                TABLE OF CONTENTS


ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

ITEM 9.01  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

SIGNATURES

INDEX TO EXHIBITS

EXHIBIT 16

EXHIBIT 99




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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        Effective as of January 20, 2004, the Audit Committee of our board of directors dismissed Ernst & Young LLP, or E&Y, as our independent auditors. Effective as of January 30, 2004, our Audit Committee engaged PricewaterhouseCoopers LLP, or PwC, as our new independent auditors and to audit our financial statements for the year ended December 31, 2003. During the years ended December 31, 2002 and December 31, 2001 and the subsequent period through January 30, 2004, neither we nor anyone on our behalf consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that PwC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of SEC Regulation S-K and the related instructions thereof, or a reportable event, as that term is defined in Item 304(a)(1)(v) of SEC Regulation S-K.

        On April 12, 2004, our Audit Committee dismissed PwC as our independent auditors. PwC was dismissed prior to completing its audit procedures and did not issue any report on our financial statements. On April 14, 2004, our Audit Committee engaged BDO Seidman, LLP, or BDO, which completed its client acceptance process on that date, to serve as our independent auditors and to audit our financial statements for the year ended December 31, 2003. Based on our desire to have the audit of these financial statements completed in as expeditious a fashion as possible, our Audit Committee had concluded that it was in our best interests to dismiss PwC and to engage new independent accountants to complete the audit of these financial statements.

        During the period from January 30, 2004 through April 12, 2004, there had been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused it to make reference thereto in its report had it completed an audit and issued a report on our financial statements, except as disclosed in the sixth paragraph below. In addition, for the same period, there had been no reportable events (as defined in SEC Regulation S-K Item 304(a)(1)(v)), except as described in the sixth paragraph below. We recorded all material adjustments that were communicated to us by PwC during PwC's engagement or to BDO prior to BDO's engagement.

        In our Current Report on Form 8-K filed with the SEC on April 1, 2004, we indicated that we were reviewing, with the assistance of PwC, the accounting treatment of our July 2002 acquisition of Global Genomics and Global Genomics' assets at the time of its merger with us, which included Global Genomics' investments in two genomics companies, Blizzard and Psynomics. These investments had an aggregate carrying value on our financial statements, as of September 30, 2003, of approximately $5.87 million. This accounting review delayed the completion of our financial statements for the year ended December 31, 2003 and the filing with the SEC of our Annual Report on Form 10-K.

        Although we had previously disclosed, in our Current Report on Form 8-K dated January 16, 2004, that we would write off our investments in Blizzard and Psynomics in the quarter ended December 31, 2003, the following principal issues were identified during our accounting review:

             - Whether a portion of the purchase price in our July 2002 merger with Global Genomics (accounted for as a purchase of a group of assets, not a business combination) should have been allocated to an acquired assembled workforce, which would have reduced the amount of the purchase price allocated to the Blizzard and Psynomics investments ($7,309,000 and $78,000, respectively) and whether the amount originally determined to be the fair value of the Blizzard investment was overstated.


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             - Whether an other-than-temporary impairment charge should have been taken by us against the appropriate carrying value of the Blizzard investment earlier than in the fourth quarter of 2003.

        The resolution of these issues in a manner that would result in a different accounting than originally reported would have had no effect on our cash or working capital position for any accounting period nor would it have had a material effect on our net worth as of December 31, 2003. One possible resolution could, however, have resulted in our net loss for the year ended December 31, 2002 being materially larger than that reported by us in our financial statements for that year and in our reporting a net worth significantly lower than the net worth we reported in our financial statements for that year. Such a resolution, in turn, could have required a restatement of those financial statements as well as our unaudited financial statements for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003. Other possible resolutions could have resulted in the recognition of an other-than-temporary impairment charge in an earlier 2003 quarter and could have required a restatement of our unaudited financial statements for that and any subsequent quarter. However, the impact of the resolution of these issues on our net loss for the year ended December 31, 2002 and/or subsequent periods were not readily estimable by us, because it would have depended on the amount of the purchase price to be allocated to other assets and the nature of those assets and the valuation of our investment in Blizzard as of December 31, 2002 and as of the end of each of the three subsequent quarters, each of which would be dependent upon various assumptions and valuation methods.

        As a result of the issues that were brought to our attention by PwC, we thoroughly re-reviewed, in late March and early April 2004, the prior accounting treatment for the Global Genomics acquisition and the Blizzard investment. This review included, among other things, (i) our submission of additional documentation to PwC, (ii) discussions of these issues by our Audit Committee with PwC, (iii) discussions between PwC and us, (iv) discussions between E&Y and us and (v) the retention of a nationally respected valuation firm to review certain of the methodologies that were used by us in connection with the purchase price allocation for Global Genomics, including amounts, if any, that would be attributable to an acquired assembled workforce and methodologies utilized in our other-than-temporary impairment analyses and to assess what amount of the purchase price for Global Genomics could appropriately have been attributable to an acquired assembled work force, if any.

        Following our re-review of the accounting treatment for the purchase price for the Global Genomics merger and the carrying value of the Blizzard investment, we advised PwC, in early April 2004, that we continued to believe that our prior accounting treatment was correct in all material respects. We also advised PwC that our valuation firm had concluded that, even if any amount were to be allocated to an acquired assembled workforce, the valuation of such an acquired workforce would be only $250,000.

        During the course of its engagement PwC informed us that it disagreed with the timing of the fourth quarter 2003 other-than-temporary impairment charge that we had recorded related to our investment in Blizzard. PwC also informed us that PwC needed to significantly expand the scope of its audit procedures with respect to the matters identified in the fourth paragraph above, including procedures designed to understand the impact, if any, of certain third party comments regarding indicators of value, and that it had not completed audit procedures regarding the nature and timing of our impairment of Blizzard and the original purchase price allocation upon our acquisition of Global Genomics in 2002. PwC has advised us that, as a result of their dismissal they were unable to complete their expanded audit procedures, and as a consequence, PwC had not formed a view as to whether our accounting for these matters was in conformity with accounting principles generally accepted in the United States.

        E&Y's report on our financial statements for the years ended December 31, 2001 and December 31, 2002 did not contain any adverse opinion or a disclaimer of an opinion or any qualification as to uncertainty, audit scope or accounting principles. In connection with E&Y's audits for those years there were no "disagreements" or "reportable events" as defined in Item 304 of SEC Regulation S-K, except as described in this paragraph. However, we were informed by E&Y, in April 2004, that, until such time as the impact of the


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third party comments regarding indicators of value concerning Blizzard, referred to by PwC, were further evaluated, E&Y was not able to conclude as to whether the prior accounting treatment was appropriate in all material respects. E&Y advised us that, depending upon the outcome of those procedures, the financial statements for the year ended December 31, 2002, audited by E&Y, or the unaudited interim financial statements for the quarters ended March 31, June 30, and September 30, 2003, might require restatement. However, E&Y has not withdrawn its opinion on our 2002 audited financial statements.

        A special committee consisting of two of our Audit Committee members subsequently performed an evaluation of the impact of the third party comments regarding indicators of value concerning Blizzard. This special committee concluded that we did not withhold from E&Y any documents that would have changed the conclusions reached by E&Y relative to the carrying value of Blizzard and its audit of our financial statements. After reviewing this evaluation, E&Y advised us that it had concluded that our audited 2002 financial statements and our unaudited interim financial statements for the quarters ended March 31, 2003 and June 30, 2003 did not require any restatement. Accordingly, no information has come to the Company's attention that would lead us to believe that an investor could no longer rely on E&Y's opinion on our 2002 audited financial statements.

        In connection with the preparation of our financial statements for the year ended December 31, 2003, we believed that we had a reasonable basis for taking the Blizzard impairment charge in the fourth quarter of 2003; however, after further review of the issues relating to the timing of this charge, we determined in May 2004 that this charge should have been taken in the third quarter of 2003. We filed an amended Form 10-Q for the period ended September 30, 2003 in May 2004 to reflect the impairment charges taken during that period.

        During our two fiscal years ended December 31, 2002 and December 31, 2003 and the interim period through the date of our engagement of BDO to perform the audit of our financial statements for the year ended December 31, 2003, we did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our financial statements, and either a written report was provided to us or oral advice was provided that BDO concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of SEC Regulation S-K and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v) of SEC Regulation S-K), except as follows:

             - On April 2, 2004, our Audit Committee engaged BDO to perform agreed-upon procedures with respect to our financial statements for the year ended December 31, 2003. Due to our Audit Committee's concerns that the concurrent involvement of two auditing firms might create the appearance that we were shopping for a particular audit opinion, the terms of our April 2, 2004 engagement of BDO stated that BDO was not to conduct a compilation, review or audit, but rather was to conduct only certain agreed upon procedures. We agreed with BDO that the procedures would be conducted solely in order to assist BDO in completing a potential future audit of our financial statements in the event the Audit Committee subsequently engaged BDO to opine on our financial statements. The agreed upon procedures specified in our engagement agreement were to be conducted in preparation for a possible future audit, they included a majority of the procedures that would have been necessary in order for BDO to opine with respect to our financial statements. The specific procedures were proposed by BDO and were jointly accepted by BDO and us without modification. We have been advised by BDO that, as of April 14, 2004, the date on which we engaged BDO to become our independent auditor, BDO had completed approximately 64% of the hours that they eventually worked to complete their audit, but a significant portion of the manager and partner review had not yet been completed.

             - Subsequent to engaging BDO to perform these agreed-upon procedures, we consulted with BDO concerning the need to include separate audited financial statements of Blizzard in our



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                Annual Report for the year ended December 31, 2003. BDO orally advised us that separate audited Blizzard financial statements were required to be included in this Annual Report. This advice was consistent with the advice previously received by us from PwC on this issue, no disagreement on this issue existed between PwC and us, and we subsequently filed these financial statements in our Annual Report for the year ended December 31, 2003, together with our financial statements.

             - During the course of BDO's performance of the above agreed-upon procedures, we did not solicit or receive any oral or written opinion from BDO with respect to the proper accounting treatment for the allocation of the purchase price paid by us in connection with our merger with Global Genomics or the subsequent carrying value of our investment in Blizzard. However, we did discuss with BDO our views on the proper accounting treatment for these items and provided BDO with certain of our accounting records, a valuation analysis prepared by a valuation firm in 2002 utilized by management in connection with its allocation of the purchase price for the Global Genomics merger and an analysis prepared in April 2004 by another valuation firm covering certain aspects of the allocation of that purchase price and the subsequent carrying value of Blizzard.

        We provided PwC and E&Y with a copy of the disclosures made in this Report. Attached, as Exhibit 16, is a copy of PwC's letter, dated October 18, 2004, indicating whether it agrees with the disclosures in this Report that specifically related to PwC and attached, as Exhibit 99, is a copy of E&Y's letter, dated October 20, 2004, indicating whether it agrees with the disclosures in this Report that specifically related to E&Y. In addition, BDO has reviewed the disclosures set forth in this Report and has advised us that it is in agreement with each of those disclosures that specifically relate to BDO.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        The exhibits listed on the accompanying Index to Exhibits is filed herewith.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CYTRX CORPORATION



                                      By:  /s/ STEVEN A. KRIEGSMAN
                                           -----------------------
                                           Steven A. Kriegsman
                                           President and Chief Executive Officer

Dated: October 20, 2004


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                                INDEX TO EXHIBITS


 EXHIBIT
  NUMBER                         DESCRIPTION
----------- --------------------------------------------------------------------

    16      Letter from PricewaterhouseCoopers LLP to the Securities and
            Exchange Commission dated October 18, 2004 regarding a change in the Company's certifying accountant.

    99      Letter from Ernst & Young, LLP to the Securities and Exchange
            Commission, dated October 20, 2004, regarding its review of the statements contained in the Form 8-K to which the letter is attached.



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